Exhibit 99.2

Quarter 2024 Update Kansas City, MO April 29, 2024

Presentation Index Corporate Overview 3 Opportunity – Our Investment Thesis 8 1st Quarter 2024 Results 17 Line of Business Updates 33 Appendix 44 Board of Directors Peer Group Forward-Looking Statements Non-GAAP Reconciliations Please refer to the Forward-Looking Statements on slide 46 for important disclosures about information contained in this presentation. 2

Corporate Overview Highlights Founded 1913 Ticker UMBF—Nasdaq Market Cap $4.2 B Total Assets $45.3 B Gross Loans $23.6 B Total Deposits $36.9 B Private Wealth Customer Assets (1) $16.2 B Institutional Assets Under Administration (AUA) (2) $483.4 B UMB Financial Corporation Headquarters Common Equity Tier 1 Capital Ratio 11.09% Total Risk Based Capital Ratio 13.03% UMB Bank Presence & Expansion • 90 banking centers • 237 ATMs Return on Equity 14.11% Operating ROTCE (3) 16.94% National Presence • Asset-based lending • Specialized Lending Verticals Net Charge-offs / Average Loans 0.05% • Healthcare Services • Corporate Trust • Private Wealth Management • Capital Markets (4) NPLs / Total Loans 0.08% & Personal Trust • Fund Services ACL / Total Loans 0.96% International Presence Fee Income / Revenue 39.9% • UMBF Trust & Agency Services – Dublin, Ireland At, or for, 3 months ended 03/31/24. (1) Includes $13.0B in managed assets & $3.2B in Assets Under Administration for Private Wealth customers; (2) Includes AUA in Fund Services/custody, 3 corporate trust and Healthcare Services; (3) Operating ROTCE is a non-GAAP measure. See reconciliation on slide 52; (4) UMB Bank, n.a. Capital Markets Div.

Business Model
Our Diverse Foundation

UMB

Commercial & Personal Banking Services

1Q'24 Revenue: $256.1 million. 1Q'24 Average Deposits: $19.8 billion [(1)]

Commercial

Average loans: $19.7B [(2)]
Average deposits: $13.3B

- C&I lending
- Small business lending
- CRE & Construction lending
- Specialized Expertise:
  - Agribusiness
  - Energy
  - Practice finance
  - Mezzanine debt & equity investments
  - Aviation
  - Asset-based lending
  - Beverage
- Treasury management
- Merchant payments

Consumer

Average loans: $3.1B [(2) (3)]
Average deposits: $6.5B

- Retail deposit & lending services through 90 branches and online
- Private banking services
- Consumer mortgage

Private Wealth

AUM = $13.0B
AUA = $3.2B

- Financial planning
- Investment management
- Wealth solutions
- Business succession and exit planning
- Trust & custody
- Estate planning
- Direct private equity investment access

Institutional Banking Services

1Q'24 Revenue: $142.6 million. 1Q'24 Average Deposits: $12.4 billion [(1)]

Institutional Banking provides solutions for the entire marketplace; $483.4 billion in AUA [(4)]

Corporate Trust
- Bond trustee, paying agent & escrow services

Institutional Custody
- Domestic & international custody services

Fund Services
- Fund accounting, fund administration & transfer agency
- Alternative investment servicing

Specialty Trust & Agency Solutions
- Default workout & successor trustee services
- Aviation, ABS & loan agency services

Capital Markets Division [(5)]
- Fixed income sales & trading
- Public finance
- Asset / liability management services

Investor Solutions
- Banking, cash management & specialty services for financial firms

Healthcare Services
- Health savings & benefit spending accounts
- Healthcare payment solutions

Balances at, or for quarter ended, 03/31/24 (1) Excludes brokered deposits issued by Corp. Treasury; (2) Excludes credit card; (3) Includes consumer plus residential real estate loans; (4) Includes AUA in Fund Services/custody, corporate trust & Healthcare Services; (5) Products offered through UMB Bank Capital Markets Div.: NOT FDIC INSURED | MAY LOSE VALUE | NOT BANK GUARANTEED.

4

Beyond Financials Our Culture Our Vision Customers First the We do the unparalleled to create an environment that unparalleled consistently exceeds the expectations of our customers. customer experience Integrity & Trust We demonstrate our uncompromising honesty and integrity to earn the trust of everyone we serve. Performance & Strength We achieve sustainable greatness by delivering on our Our Commitment promise, remaining independent and maintaining financial soundness. Associate Spirit We rely upon our people and their collective attitude and skills to differentiate us from our competitors. An unwavering commitment to doing more for our customers Inclusion & Diversity . We believe an inclusive and diverse culture energizes the workplace and ignites innovation. 5

Beyond Financials Our Culture Creating an unparalleled customer experience requires a culture where our people feel part of something more, something bigger. We foster this experience through our policies, our business decisions and our expectations of each associate. MORE MORE MORE HEART TRUST OPPORTUNITY Whether it’s having a Our associates have Our goal is to grow the heart for each other, our confidence they will be existing strengths and customers or our encouraged and expected build new skills. We’re unparalleled communities, we support to do the right thing at all committed to empowering customer work through inclusive times — no matter what. our workforce to make an policies and empowering We’re focused on setting impact and achieve their experience people to create fulfilling clear expectations and a goals through open lives in and out of the leadership team who is conversations and workplace. accessible and providing the tools to transparent. develop potential. 6

Beyond Financials
Our Commitment to Corporate Citizenship

UMB

Inclusion & Diversity

We want our company to be as diverse as the world we live in.

- As an early CEO Action for Diversity and Inclusion signatory, we regularly review progress of our inclusion strategy with executives and our board of directors
- Eight Business Resource Groups (BRGs) help us understand the needs of our associates, customers and communities and turn empathy into action
- In 2023, 36% of all UMB hires were people of color, 54% were women and 3% were veterans
- Diversity among executive leadership team – 50%; 7 of 14 members

Community Impact

Associate volunteerism and corporate philanthropy help build strong community partnerships.

- $6.8 million in company donations and sponsorships in 2023, supporting housing needs, small business, education and emerging talent
- UMB provided more than $8.3 million in grants and closing costs to first-time homebuyers across the bank's footprint
- We delivered more than 344 community engagement activities and held 127 financial education classes, serving more than 1,400 community participants
- More than 1,000 associates participated in our matching gift program; combined with workplace giving, associated giving totaled nearly $650k
- Associates receive 16 hours of paid Volunteer Time Off annually. 697 participants logged nearly 7,700 hours of volunteer time in 2023, supporting 303 unique charities

Strong Corporate Governance

Effective governance practices preserve the confidence and trust of our stakeholders.

- 11-person board of directors, with 10 independent members, a lead independent director, and 100% independence on board committees
- 36% board diversity
- Deliberate selection criteria which includes diversity standards in the board nomination process
- Robust risk oversight with distinct risk management committees: enterprise risk, asset and liability, and credit
- Board oversight of the executive ESG Committee

Efficient & Sensible Resource Use

UMB recognizes the undeniable importance of sustainable business practices.

- All UMB-owned buildings and 4 leased locations use automated systems to conserve energy, meeting our goal to have all converted by year-end 2023. Additionally, exterior lighting upgrades saved 920k Kilowatt hours during the year
- More than 172k Kilowatt hours generated from solar panels
- 2023 recycling efforts produced more than 17k pounds of comingled recycling, 7k pounds of cardboard and 443 pounds of recycled batteries
- Beehives housed at a Denver branch support the local honeybee population, with a peak of 270k resident bees. Since installation, we've harvested 330 pounds of edible honey

Read our 2023 Corporate Citizenship Report at UMB.com/ESGreport

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Our Investment Thesis Salt Lake City, UT

Investment Thesis
Our Opportunity

UMB

Runway for Growth

Solid capital levels and ample liquidity sources

- Strong regulatory capital ratios
- Access to multiple contingent funding sources

Diverse deposit base across multiple lines of business, customer segments and geographies

- No one commercial sector represents more than 5% of total average deposits
- Long-tenured relationships: Clients that have been with us for more than 15 years hold ~46% of deposit balances (1)

Track record of strong loan growth – opportunities remain

- Underpenetrated across our geographic footprint, focused on market share gains
- Underpenetrated vertically on an asset class basis; built out specialized teams

Flexible balance sheet well-positioned for changing interest rate environments

- Above peer earning asset growth
- Lower loan-to-deposit ratio provides flexibility
- 30% of average deposit balances in DDA
- Variable asset base
- > $1.3 billion of securities cash flow expected within 12 months

Differentiated revenue profile and growing fee income

- Revenue from diverse lines of business and verticals provide a natural hedge in a variety of rate environments
- Lower-than-peer reliance on mortgage and NSF/OD revenue

Time-tested underwriting philosophy

- Unwavering credit standards
- Long-tenured credit team – average of 23 years with UMB
- Chief Credit Officer – 38 years with UMB

Focus on returning value to shareholders; risk-adjusted returns

- EPS and tangible book value growth outpace peers over the long-term
- Consistent dividend growth

(1) Average collected balances for March 2024; excludes CDs, health savings and FinTech deposits.

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Differentiated Revenue Profile Multiple Sources of Growth Net Interest Income $913.8 $920.1 15 Year $ 815.5 CAGR $731.2 8.4% $610.4 $670.9 $495.3 $558.9 $350.1 $412.1 $310.6 $317.0 $320.1 $333.3 $303.0 $275.1 Annual NII 18% 10% 3% 2% 1% 4% 5% 18% 20% 13% 9% 10% 9% 12% 12% 1% Growth Fee Income Provides Diversity $1,468.0 $1,462.0 $1,291.4 $ 1,282.7 15 Year $1,097.7 CAGR $982.5 $1,012.1 $971.4 6.3% $878.5 Revenue $778.2 $825.1 $848.7 Revenue $671.0 $731.3 Growth Total $587.8 $613.2 15 Year 53% CAGR 37% 3.7% 30% 20% Fee Income Growth Net Interest Income (before provision) Noninterest Income (1) % fee income Peer Median % Fee Income (2) Annual Revenue 13% 4% 9% 9% 6% 6% 3% 4% 11% 1% 3% 8% 18% -1% 14% -0.4% Growth Dollars in millions. (1) Contains income from discontinued operations prior to 2017; (2) UMB peers (15 banks) as of latest available annual period. Source: S&P Capital IQ. (3) 2022 noninterest 10 income included a $66.2 million pre-tax gain on the sale of Visa Inc. Class B shares.

Balance Sheet Growth Across All Business Cycles Average Deposits 15 Year CAGR 2.22% 11.1% 2.01% 1.51% 1.37% Average Deposits Average Total Deposit Cost Peer Median Deposit Cost (1) Annual Deposit 14% 16% 11% 14% 10% 13% 6% 11% 9% 4% 7% 14% 20% 25% 8% 1% Growth Average Loans (2) 15 Year CAGR 11.8% Annual Loan 7% 5% 2% 6% 10% 18% 12% 21% 19% 9% 7% 10% 10% 12% 19% 19% Growth Average annual balance in billions. (1) UMB peers (15 banks), as of latest available annual period. Source: S&P Capital IQ; (2) Loan balances exclude PPP loans for ’20 – ’22. 11

Resilient Credit Metrics Through All Economic Environments Net Charge-Offs / Average Loans 15 Year Average 0.29% 0.52% 0.18% 0.05% UMBF Peer Median (1) Industry (2) Nonperforming Loans / Loans 15 Year Average 0.44% 0.86% 0.33% 0.06% UMBF Peer Median (1) Industry (2) (1) UMB peers (15 banks), as of latest available annual period. Source: S&P Capital IQ; (2) All FDIC-insured banks, as of last available annual period. Source: FDIC. 12

Capital & Liquidity Supports Growth Outlook Tier 1 Capital Ratio Equity / Assets Tangible Equity / Tangible Assets (2) UMBF Peer Median (1) UMBF Equity / Assets UMBF TCE / Tang. Assets (2) Peer Median TCE / Tang. Assets (1) (2) Cash & Securities / Assets (3) Average Loans / Average Deposits UMBF Peer Median (1) UMBF Peer Median (1) (1) UMB peers (15 banks), as of latest available annual period. Source: S&P Capital IQ; Peer group defined on slide 47; (2) Tangible equity and tangible assets are non-GAAP measures. See 13 reconciliation on slide 51; (3) As defined by S&P Capital IQ: “Cash, cash equiv. & investment securities/assets.”

Risk-Adjusted Returns Rowing Close to Shore Risk-Weighted Assets / Assets UMBF Peer Median (1) Return on Risk-Weighted Assets (2) UMBF Peer Median (1) (1) UMB peers (15 banks), data as of latest available annual period. Source: S&P Capital IQ. (2) The numerator for the calculation of Return on Risk-Weighted Assets is GAAP net income, 14 which in 2023 included $52.8 million of pre-tax expense for the FDIC special assessment, recognized in 4Q’23.

Dividend Trends Sustained Growth Annual Dividends Declared (1) 2024 = $1.56 (2) +2.0% vs. 2023 +280.5% 2004—2024 (2) (1) Dividends adjusted for 2-for-1 stock split in 2006. (2) Annualized 2024 full-year dividend assumes all 4 quarterly dividends are declared at $0.39/share, consistent with 1Q 2024 15 dividends. The Board of Directors may declare dividends of different amounts in future quarters.

Outperformance Building Long-Term Value 15-Year Compounded Annual Growth Rates 2008 – 2023 (1) (2) Diluted Earnings Per Share Tangible Book Value Per Share UMBF KRX* Peer Median** Industry*** *KBW Nasdaq Regional Bank Index (median of 50 banks); **UMB’s traditional peers (median of 15 banks); ***Median of all publicly-traded banks with data reported for both 2008 and 2023. (1) ‘23 diluted EPS includes FDIC Special Assessment, as applicable; (2) Non-GAAP measure. See reconciliation on slide 48. Peer, KRX & Industry source: S&P Capital IQ. 16

1st Quarter 2024 Financial Review St. Louis, MO

1Q 2024 Results At-A-Glance

	1Q '23	4Q '23	1Q '24	Linked-Quarter Variance & Commentary
Average Loans	21,271.6	23,109.1	23,354.0	+$245mm LQ; Top line production of $771mm. Construction balances +$169mm, C&I +$102mm
LQ annualized growth %	*19.3%*	*6.3%*	*4.2%*	
End-of-Period Loans	21,813.0	23,172.5	23,637.6	Includes ~$109mm of co-branded credit card balances acquired in March
LQ annualized growth %	*14.9%*	*5.1%*	*8.0%*	
Average Deposits	31,562.4	32,675.3	33,526.1	+$851mm vs. 4Q23, led by investor solutions and private banking. Partially offset by continued reduction in brokered CDs, -$511mm. Avg. DDA = 30% of avg. deposits
LQ annualized growth %	*2.4%*	*17.2%*	*10.4%*	
End-of-Period Deposits	31,931.9	35,792.9	36,913.6	Typical quarter-end deposit buildup in institutional deposits, offset by lowered brokered CD balances
LQ annualized growth %	*-8.7%*	*28.2%*	*12.5%*	
Net charge-offs / avg. loans	0.09%	0.02%	0.05%	
Nonperforming loans / loans	0.07%	0.06%	0.08%	
Net Interest Income	241.7	230.5	239.4	Loan growth, higher liquidity levels and +$1.4mm from amortization of municipal bond hedge gain; Loan betas have outpaced deposit betas cycle-to-date
FTE Net Interest Margin	2.76%	2.46%	2.48%	+2 bps. Primary drivers: +7bps loan repricing & mix; +2bps inv. portfolio (including impact of muni bond hedge gain). Offsets include higher deposit pricing and increased borrowing.
Provision for Credit Losses	23.3	-	10.0	
Noninterest Income (loss) investment securities (1)	(5.3)	1.0	9.4	Net gain of $8.6mm on disposition of two non-marketable securities in 1Q'24
Noninterest Income ex. inv. security gains (losses)	135.5	139.3	149.8	+$4.0mm from gain on a legal settlement, +$3.3mm in bankcard income, +$2.9mm in trust & securities processing, and +$1.8mm gain on sale of land
Total Noninterest Income	130.2	140.3	159.2	
Noninterest Expense	237.1	290.0	254.8	Includes the GAAP recognition of $13.0mm pre-tax expense for FDIC special assessment in 1Q'24
Operating Noninterest Expense (2)	236.5	235.9	241.2	Seasonal increase of +$9.1mm in payroll taxes, insurance & 401(k) expense; partially offset by lower supplies expense, reduced charitable expense following higher year-end contributions
Net Income	92.4	70.9	110.3	GAAP results Include FDIC special assessment charges of $13mm in 1Q'24 & $52.8mm in 4Q'23
Earnings per share, diluted	$1.90	$1.45	$2.25	
Net Operating Income (3)	92.8	112.0	120.7	
Operating Earnings per share, diluted (3)	$1.91	$2.29	$2.47	
Dividends per share	0.38	0.39	0.39	
Operating PTPP income (2)	135.4	134.9	157.5	
Operating PTPP EPS (2)	$2.78	$2.76	$3.22	

(1) Net gains/losses on any disposition or impairment of debt securities + mark-to-market valuations of equity investments; (2) Operating noninterest expense and operating PTPP income & EPS are non-GAAP measures. See reconciliation on slide 50; (3) Net operating income & operating EPS are non-GAAP measures. See reconciliation on slide 49.

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1Q 2024 Earnings Highlights Net Income & Net Operating Income (1) Operating PTPP Income (2) $157.5 $135.4 $134.9 $127.9 $126.6 $120.7 $112.0 $98.4 $92.8 $93.8 Net Income EPS Operating PTPP Income – gains/losses on inv. securities (3) Net Operating Income (1) Operating EPS (1) Operating PTPP Income, ex. gains/losses on inv. securities Dollars in millions, except per share amounts. (1) Net operating income and operating EPS are non-GAAP measures. See reconciliation on slide 49; (2) Operating PTPP income is a non- 19 GAAP measure. See reconciliation on slide 50; (3) Net gains/losses on any disposition or impairment of debt securities plus mark-to-market valuations of equity investments.

Revenue Trends 1Q ’23 2Q ’23 3Q ’23 4Q ’23 1Q ’24 Linked-Qtr. Variance $ % Interest Income 408.7 461.4 472.0 496.6 520.1 23.5 4.7 Interest Expense 167.1 235.8 249.7 266.1 280.6 14.6 5.5 Net Interest Income $ 241.7 $ 225.6 $ 222.3 $ 230.5 $ 239.4 $ 8.9 3.9% Trust & securities processing 62.4 61.6 66.7 66.6 69.5 2.9 4.3 Trading & investment banking 5.3 4.8 3.8 5.8 5.5 (0.3) (5.0) Deposit Service Charges 21.2 21.4 21.1 21.3 20.8 (0.6) (2.7) Insurance fees and commisions 0.3 0.2 0.3 0.2 0.3 0.0 18.9 Brokerage fees 13.7 13.6 13.4 13.4 13.2 (0.3) (2.1) Bankcard fees 18.2 18.6 19.3 18.7 22.0 3.3 17.7 Net inv. securities gains (losses) (5.3) 0.9 0.3 1.0 9.4 8.4 NM Other income 14.6 17.0 8.6 13.2 18.8 5.5 41.9 Total noninterest income $ 130.2 $ 138.1 $ 133.3 $ 140.3 $ 159.2 $ 19.0 13.5% Total Revenue $ 371.9 $ 363.7 $ 355.6 $ 370.8 $ 398.7 $ 27.9 7.5% Dollars in millions. Columns may not sum due to rounding differences. 20

Net Interest Income Asset Yield and Liability Cost Trends $241.7 $239.4 $230.5 EA % $225.6 $222.3 IBL % COF % Liquidity Trends millions $ $3.5B Pre- $3.0B pandemic $2.6B $2.1B $2.0B billions $1.8B $ 8.4% 5.4% 7.8% 5.0% 6.8% 8.8% Net Interest Income NIM Spread Int-bearing due from banks Fed funds & resell agreements % of average earning assets Liquidity trends shown as average quarterly balances. 21

Noninterest Income

UMB



$130.2
$138.1
$133.3
$140.3
$159.2
35%
38%
37%
38%
40%
19%
20%
21%
20%
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24
Trust / Securities Processing
Deposit Svc. Charges.
Bankcard Fees
Trading / Invest. Banking
Brokerage Fees
Other Income
Investment Securities Gains (Losses)
Fee Income / Revenue
Peer Median Fee Income / Revenue (1)

Current Quarter Drivers

Noninterest income increased $19.0mm or 13.5%, vs. 4Q'23. Primary drivers:

- An increase of $8.4mm in investment securities gains, driven by a net gain of $8.6mm on the disposition of two non-marketable securities during the quarter,
- +$4.0mm related to proceeds from a legal settlement and +$1.8mm in gains on sale of land, both recorded in other income,
- $3.3mm in additional bankcard income driven by higher interchange revenue and lower rebates and rewards expense, and
- An increase of $2.9mm in Trust and Securities Processing income, driven by strong performance in fund services, private wealth and corporate trust.
- COLI income was $3.7mm in 1Q'24, $3.3mm in 4Q'23, and $4.0mm in 1Q'23. This income variance is offset by a proportionate change in deferred compensation expense.

Composition / Changes in Inv. Securities Gains (Losses) and Trust & Securities Processing

	1Q'23	4Q'23	1Q'24	LQ Variance $ Δ	LQ Variance % Δ
Investment Securities Gains (Losses)					
Equity securities	(0.5)	1.0	9.3	8.3	NM
AFS debt securities	(4.8)	-	0.1	0.1	NM
	$(5.3)	**$1.0**	**$9.4**	**$8.4**	**NM**
Trust & Securities Processing					
Personal Banking	13.2	13.2	14.3	1.1	7.5
Institutional Banking					
Fund Services	34.6	38.6	39.6	1.0	2.6
Corp. Trust & Inst. Asset Mgmt.	14.6	14.8	15.6	0.8	5.8
	$62.4	**$66.6**	**$69.5**	**$ 2.9**	**4.3%**

Dollars in millions. (1) UMB peers (15 banks), data as of latest available quarter. Source: S&P Capital IQ.

22

Noninterest Expense

$ in millions	1Q '23	2Q '23	3Q '23	4Q '23	1Q '24	Linked-Qtr. Variance $ Δ	% Δ
Severance expense	*0.5*	*4.9*	*2.4*	*1.2*	*0.1*	*(1.1)*	*(87.9)*
Salary & Benefits, ex. severance expense	142.0	138.4	131.0	133.0	142.9	9.8	7.4
Occupancy	12.2	11.7	12.3	12.3	12.3	(0.0)	(0.2)
Equipment	17.8	17.1	17.2	16.6	16.5	(0.1)	(0.5)
Supplies & services	3.9	4.2	3.2	5.5	3.3	(2.2)	(40.5)
Marketing & business dev.	5.3	7.1	6.6	6.7	6.0	(0.6)	(9.5)
Processing fees	23.2	26.6	26.0	27.3	27.9	0.7	2.4
Legal & consulting	7.3	7.1	7.2	8.4	7.9	(0.5)	(6.3)
Bankcard	7.1	8.3	8.9	8.7	10.6	1.9	21.8
Amortization; other intangibles	2.3	2.1	2.1	2.0	2.0	(0.1)	(4.3)
Regulatory fees	5.6	6.1	6.2	59.2	19.4	(39.8)	(67.2)
Other expense	9.8	7.0	8.4	9.1	5.9	(3.1)	(34.4)
Total noninterest expense (1)	**$ 237.1**	**$ 240.7**	**$ 231.4**	**$ 290.0**	**$ 254.8**	**$(35.2)**	**(12.1%)**
Operating noninterest expense (2)	**$ 236.5**	**$ 235.8**	**$ 229.0**	**$ 235.9**	**$ 241.2**	**$ 5.4**	**2.3%**

Excludes FDIC special assessments and other expenses as noted on slide 50.

Current Quarter Drivers

Noninterest expense decreased $35.2mm or 12.1%, vs. 4Q'23 on a GAAP basis. On an operating basis, which excludes FDIC special assessments and expenses related to acquisitions and severance, noninterest expense increased $5.4mm, or 2.3%. (2)

Primary drivers:

- A seasonal increase of $9.1mm in payroll taxes, insurance and 401(k) expense; partially offset by
- A reduction of $2.2mm in supplies expense, reflecting the purchase of computers in 4Q'23,
- $1.5mm lower operational losses compared to the prior quarter, and
- A decrease of $1.3mm in charitable expense, following higher year-end contribution levels.
- Deferred compensation expense was $4.0mm in 1Q'24, $3.1mm in 4Q'23, and $3.2mm in 1Q'23. Variances are offset by a proportionate change in COLI income.

(1) Columns may not sum due to rounding differences. (2) Operating noninterest expense is a non-GAAP metric. See reconciliation on slide 50.

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Diversified Loan Portfolio 1Q ’23 4Q ’23 1Q ’24 Linked-Qtr. Variance $ % CRE/Construction 7,812 8,890 9,027 137 1.5 $ 23,109 $ 23,354 $ 22,751 Commercial & Industrial 9,566 10,128 10,230 102 1.0 $ 22,192 Residential Real Estate 2,738 2,945 2,968 23 0.8 $21,272 Consumer 137 153 153—0.2 Credit Card 454 496 490 (6) (1.2) Specialty Lending 565 497 486 (11) (2.2) Total Loans $21,272 $ 23,109 $ 23,354 $ 245 1.1% Loans by Region Greater MO 5% Arizona 9% Kansas City Texas 32% 11% Utah—4% OK—1% NE—2% KS—2% C&I Commercial R/E Consumer Asset-Based Lending Residential R/E Credit Card Colorado St. Louis 17% 17% Construction Average Loan Yield Average balances in millions. 24

Quarterly Loan Activity 1Q ’23 2Q ’23 3Q ’23 4Q ’23 1Q ’24 Gross Loan Production $933.8 $986.3 $648.9 $909.0 $771.2 Revolving Balance Changes 554.7 431.9 478.8 381.3 344.4 Net (Charge-offs) Recoveries (4.6) 0.1 (4.6) (1.4) (3.0) (1) Payoffs (395.7) (534.5) (497.3) (707.9) (293.4) (1) Paydow ns (306.4) (213.3) (227.6) (290.2) (354.1) Net Loan Grow th 781.8 670.5 398.2 290.8 465.1 End-of-Period Total Loans 21,813.0 22,483.5 22,881.7 23,172.5 23,637.6 Paydow ns/Payoffs as a % of Loans 3.3% 3.4% 3.2% 4.4% 2.8% (1) Payoffs and paydowns include C&I and CRE loans. 25

Strong Asset Quality Net Loan Charge-Offs (Recoveries) Delinquencies ($0.1) Net Charge-offs (Recoveries) NCOs / Average Loans Delinquencies (1) Delinquencies / Total Loans Nonperforming Loans Allowance for Credit Losses Nonperforming Loans NPLs / Total Loans Allowance for Credit Losses on Loans ACL / Total Loans Dollars in millions. (1) Delinquencies represent accruing loans > 30 days past due. 26

Detailed Net Charge-Off History

UMB

Historical	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Total Net Charge-Offs (Recoveries) *$ thousands*	$ 6,141	$ 7,673	$ 6,992	$ 8,273	$11,755	$20,258	$21,697	$24,135	$18,091	$14,175
Average Total Loans *$ millions*	$ 2,758	$ 3,110	$ 3,562	$ 3,888	$ 4,176	$ 4,356	$ 4,584	$ 4,749	$ 5,243	$ 6,217
NCOs as % of Avg Loans	0.22%	0.25%	0.20%	0.21%	0.28%	0.47%	0.48%	0.51%	0.35%	0.23%

Historical	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Total Net Charge-Offs (Recoveries) *$ thousands*	$15,611	$10,497	$21,994	$32,045	$67,719	$34,697	$20,125	$44,872	$39,868	$10,474
Average Total Loans *$ millions*	$ 6,974	$ 8,424	$ 9,986	$10,842	$11,605	$12,759	$15,109	$16,618	$18,822	$22,335
NCOs as % of Avg Loans	0.22%	0.12%	0.22%	0.30%	0.58%	0.27%	0.13%	0.27%	0.21%	0.05%

Recent Quarterly Trends

($ in thousands)	1Q'23	2Q'23	3Q'23	4Q'23	1Q'24
Commercial & Industrial	$ 2,031	$ (2,098)	$ 1,463	$ (1,644)	$ (308)
Specialty Lending	(1)	-	762	-	(1)
Commercial Real Estate	21	(21)	-	155	250
Consumer Real Estate	1,108	16	5	11	(432)
Consumer	247	311	222	241	332
Credit Cards	1,237	1,653	2,166	2,589	3,176
Leases & Other	-	-	-	-	-
Total Net C/O (Rec)	**$ 4,643**	**$ (139)**	**$ 4,618**	**$ 1,352**	**$ 3,017**
Average Total Loans *($ in millions)*	$21,270	$22,189	$22,749	$23,107	$23,352
NCOs as % of Avg Loans	0.09%	(0.00%)	0.08%	0.02%	0.05%

27

High-Quality Investment Portfolio Available-for-Sale (1) Held-to-Maturity (1) $6,963 $6,865 $6,816 $6,537 $6,408 $5,872 $5,824 $5,766 $5,705 $5,653 millionsmillions $ $ —balancesbalances Average Average GNMA/GSE Mortgage-Backed General Obligation Municipals Corp. & Commercial Paper GSE Agencies Treasuries Collateralized Loan Obligations Revenue Bonds Average Blended Yield (1) Balances are presented at carrying value, which is fair value for the available-for-sale portfolio and amortized cost for the held-to-maturity portfolio. 28

Securities Portfolio Statistics

UMB

Securities Portfolio Activity [1] *$ in millions*	1Q'23	2Q'23	3Q'23	4Q'23 [3]	1Q'24 [4]
Roll-off / Cash Flow	$250	$243	$240	$262	$619
Roll-off Yield	2.42%	2.07%	1.90%	2.38%	2.15%
Purchased [2]	4	9	1	154	621
Purchased Yield	4.23%	4.89%	5.23%	4.69%	4.63%
Next Qtr. Scheduled Cash Flow	259	230	292	623	487
Expected Cash Flow Yield	1.96%	1.82%	2.33%	2.03%	2.49%
Next 12 mos. Scheduled Cash Flow	1,558	1,636	1,646	1,637	1,327
Expected Cash Flow Yield	2.01%	2.16%	2.18%	2.23%	2.43%
Portfolio Duration In Months					
Available-for-Sale	48	47	49	42	46
Held-to-Maturity	91	90	96	86	86

$ in millions; as of 03/31/24	Amortized Cost	Fair Value	Net Unrealized Loss [5]
Available for Sale			
Mortgage-backed	4,214	3,674	(540)
Municipals	1,323	1,234	(89)
US Treasuries	810	803	(7)
Corporates	358	330	(28)
CLOs	341	342	1
US Agencies	162	159	(3)
Total AFS	**7,207**	**6,541**	**(666)**
Held to Maturity			
Mortgage-backed	2,691	2,287	(405)
Municipals	1,586	1,432	(153)
US Agencies	123	121	(3)
Industrial Rev. Bonds	1,226	1,185	(41)
Total HTM	**5,626**	**5,025**	**(601)**
Total Securities [5]	**12,834**	**11,567**	**(1,267)**

Additional 4Q'23 & 1Q'24 Activity

Purchased $500 million of short-term Treasury Bills @ 5.39% in 4Q'23 as additional collateral for public funds deposits; those T-Bills rolled off in 1Q'24

(1) Purchase activity, cash flow and duration includes AFS securities and HTM portfolio exclusive of industrial revenue bonds held-to-maturity; (2) Purchases made for roll-off and overbuy, net of purchases related to sales/trades and short-term collateral needs within the quarter; (3) 4Q'23 purchased, purchased yield, expected cash flows and cash flow yields exclude impact of $500mm T-Bills purchased as noted above; (4) 1Q'24 roll-off excludes the $500mm of those T-Bills noted in footnote 3; (5) Columns & rows may not sum due to rounding differences.

29

Diversified Deposit Mix Deposits by Line of Business $32,675 $33,526 $31,562 $31,475 $31,330 4% Fund Services 7% Commercial Institutional Capital Markets & Corp. Trust 12% Commercial Banking 40% Investor Solutions 9% Healthcare Services 9% Consumer & Private Wealth 19% Personal 1Q ’23 4Q ’23 1Q ’24 Linked-Qtr. Variance $ % Investor Solutions 2,350 2,538 2,985 447 17.7 38% 33% 32% 31% 30% Consumer & Private Wealth 6,177 6,082 6,487 405 6.7 Capital Markets / Corp. Trust 4,057 3,850 4,139 289 7.5 Healthcare Services 2,786 2,841 3,009 168 5.9 Fund Services 1,968 2,175 2,300 125 5.7 Demand Deposits Interest-Bearing Demand & Savings Commercial 13,953 13,393 13,321 (72) (0.5) Time Deposits Avg. Total Deposit Cost Brokered CDs 271 1,796 1,285 (511) (28.5) DDA / total deposits Total $31,562 $32,675 $33,526 $851 2.6% Average balances in millions. 30

Interest Rate Sensitivity Impact to Net Interest Income Assumptions Increase / decrease based on hypothetical rate Projected rates for new loans and deposits based on historical changes and stable balance sheet analysis, management outlook and repricing strategies Ramp Scenario Asset prepayments and other market risks are developed from industry estimates of prepayment speeds and other market changes Loan Maturities & Repricing Year 1 Year 2 66% of total end-of-period loans, or $15.6B, are variable. 72% of total loans reprice within the next 12 months. Shock Scenario Of variable loans—% tied to indices for next 12 months: o 70%—SOFR o 26%—Prime o 4%—other Year 1 Year 2—300—200—100 + 100 31

Capital & Liquidity Position Strong Capital Available Liquidity Sources As of March 31, 2024 $ billions Regulatory Capital Ratios Total Available Liquidity Sources * 21.4 Estimated Uninsured Deposits (2) 25.3 13.03% (3) Estimated Uninsured Deposits, as adjusted 17.9 11.09% Liquidity / Uninsured Deposits 85% UMBF ratio Liquidity / Adjusted Uninsured Deposits 119% 10.00% 8.39% * Sources include Fed discount window, FHLB advances, Fed funds purchased, free bond collateral, cash sweep and cash/due from banks (including Fed account) Regulatory 6.50% Wholesale Funding by Maturity Minimum 5.00% FHLB Advances $2,224 Bank Term Funding Program CET 1 Total Tier 1 Brokered CDs Capital Leverage $ Total Equity / Total Assets millions 6.95% $800 Tangible Common Equity Ratio (1) 6.38% Weighted average rate 5.11% 4.76% (1) Tangible common equity is a non-GAAP measure. See reconciliation on slide 51; (2) Estimated uninsured deposits reported on schedule RC-O in the 03/31/24 Call Report; 32 (3) Estimated uninsured deposits adjusted for deposits of wholly owned subsidiaries and for public funds or trust deposits that are collateralized. See reconciliation on slide 47.

Line of Business Updates Milwaukee, WI

Commercial Banking
Commercial Capabilities

UMB

Commercial Lending Portfolio

Middle Market
- C&I Lending
- Owner-Occupied CRE
- Working capital lines
- Equipment loans

Investment Real Estate
- Office
- Industrial
- Hotel
- Retail
- Multi-family
- Student Housing

Lending Verticals
- Agribusiness
- Asset-based Lending
- Aviation Lending
- Beverage Lending
- Energy Lending

Small / Medium Business
- Business Banking
- Practice Finance
- Small Business Banking

Average Loan Balance & Composition

$19.7B



Investment Real Estate 32%
Middle Market 52%
Specialized Verticals 12%
Sm./Med Biz 4%



TOP 5 Prepaid & Purchasing Card Volume (1)

TOP 15 Commercial Credit Card Purchase Volume (1)

#30 of 100 Largest Farm Lenders in the U.S. (2)

Average balance for 1Q'24, excludes credit card. (1) Rank among U.S. Visa & Mastercard Commercial Card Issuers, Source: Nilson Report, '22; (2) "Production ag lending" per ABA 4Q 2023, FDIC data. Additionally, UMB has significant relationships with "Agribusiness / Middle Market Ag" companies.

34

Commercial Banking
C&I Lending

UMB

Commercial & Industrial Statistics

- Includes Middle Market, Lending Verticals & Small / Medium Business
- Considerations
  - Internal limits on loan size and projects per sponsor
  - Concentration guidelines for all lending verticals, monitored for changing conditions

C&I Balance Trends [1]



+3% YoY
$ billions
$9.8
$10.1
$10.1
$10.2
$10.2
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24

Average Line Utilization Trends



37.3%
37.9%
37.7%
38.1%
38.9%
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24

C&I Industries as % of UMB Loans [1]



Total C&I Loans
$10.2B
43.1% of total UMB loans
Finance & Insurance 10%
Portfolio Mgmt.–4%
Inv. Banking–2%
Leasing–1%
Other Financial-3%
RE & Construction 5%
Comml. Lessors–1%
Plumbing / HVAC–1%
Varied Construction Services– 3%
Energy-Related 4%
Petroleum–2%
Nat. Gas–1%
Other Energy–1%
Manu-facturing 3%
Materials & Commodities 3%
Diversified 3%
Agri-business 2%
Healthcare 2%
Commercial Services 2%
2%
Transp. / Warehouse 2%
Tech. & Telecom 1%
Retail
Other (2) 4%

(2) **Other - 4% of UMB loans**

- Food & Beverage
- Auto-related
- Entertainment / Recreation
- Apparel / Textiles
- Consumer Services
- Government / Education

(1) End-of-period balances as of March 31, 2024.

35

Commercial Banking
Commercial Real Estate

UMB

Commercial Real Estate Statistics

- **Total** CRE & Construction = 39% of UMB loans
- Owner-occupied – new purchase or refinance
- Real estate development – construction / perm financing, bridge financing, renovations
- Total UMB Commercial R/E Rate Type: (2)
  - Fixed – 39%
  - Variable – 61%

Investment CRE & Construction Portfolio

- Average Loan-to-Value: 57%
- Recourse: 90%
- Investment CRE Rate Type: (3)
  - Fixed – 29%
  - Variable – 71%



$9.3B
Const. / Land Dev. 11%
Investment CRE 17%
Farmland 2%
Owner-Occupied 9%

as of Mar. 31, 2024

1-4 Unit Residential Construction < 1% of total UMB loans

Regulatory Concentrations (4)

- Total non-farmland CRE / Total RBC: 189%
- Construction & Development / Total RBC: 71%

Investment CRE as % of UMB Loans (1)



1-4 Unit Rentals 1%
Other (5) 2%
Sr. Living 1%
Vacant Land 1%
Hotel 2%
Retail 2%
Office 4%
Multifamily 6%
Industrial 9%
Total Inv. CRE & Construction Loans
$6.6B
27.8% of total UMB loans

(5) Other - 2% of UMB loans

- Mixed Use
- Student Housing
- Homebuilder for Sale
- Healthcare
- Special Purpose
- Self-storage

(1) End-of-period balances as of March 31, 2024; (2) Adjusting for customer interest rate swaps on variable rate loans, "fixed" rate exposure would be ~52% and variable rate exposure would be ~48%; (3) Swap adjusted: "fixed" rate exposure ~43% and variable rate exposure ~57%; (4) Tier 1 capital plus an adjusted ACL, per regulatory guidelines.

36

Investment Real Estate Select Property Details Total Investment CRE Portfolio Office CRE Portfolio Average Loan-to-Value, Select Asset Classes MSA Diversification $ millions Statistics Dallas-Fort Worth-Arlington, TX MSA $227 Industrial: 61% Average Loan: $9.0mm Jacksonville, FL MSA 92 Multifamily: 54% Kansas City, MO-KS MSA 78 Average LTV: 64% Retail: 53% Tampa-St. Petersburg-Clearwater, FL 70 Recourse: 84% 51% St. Louis, MO-IL MSA 69 Hotel: Raleigh-Cary, NC MSA 60 Vacant Land: 54% Cincinnati-Middletown, OH-KY-IN MSA 53 Senior Living: 65% Milwaukee, WI MSA 53 1-4 Unit Rentals: 52% Phoenix-Mesa-Scottsdale, AZ MSA 51 Market Type Indianapolis-Carmel, IN MSA 50 Denver-Aurora, CO MSA 48 Geographic Diversity – By Property Location Tulsa, OK MSA 36 By outstanding balances as of March 31, 2024 Other 132 $1,019 $1,019 mm (No state > 3.1%) Suburban Central Business District Medical 37

Personal Banking
Consumer

UMB

Strategic & Stable Source of Low-Cost Funds

Consumer plays a strategic role for UMB as a large and stable source of deposits. Poised for continued asset growth

Total Average Deposits
$6.5B
+5% YoY

Total Average Loans (1)
$3.1B
+9% YoY

High Customer Satisfaction

Consumer serves the personal banking needs of clients across all divisions of the bank

NPS Score
72.7
UMBF

Industry Average (2)
51.0

Hybrid Service & Sales Model – Provides broad products and services to meet diverse client needs

Retail Banking

Strategically positioned for sales growth

- **90** Banking Centers
- **237** ATMs

Private Banking

Growth engine for new customers; deepening existing relationships

- **25** Private Bankers Across 9 regions
- **$2.1B** Avg. Private Banking Deposits

Mortgage

Provide competitive mortgage solutions for all client types

- **$2.6B** Avg. Mortgage Balances
  +9% YoY

1st Time Homebuyer Program - Down Payment Assistance to Qualified Buyers

Program to Date (1Q '22– 1Q '24):

- **4,200+** Applications
- **$6.5mm** Down payment assistance

Community Development

Expand diversity of client engagement in communities served

- **39** Financial Education Classes
- **13** Community Partners Served
- **739** Community Participants

Digital Capabilities across Consumer

- Digital loan and deposit application and originations
- Mobile Banking: Deposits, transfers, bill pay, acct review & more

Metrics at, or for the quarter ended, 03/31/24. (1) Includes residential real estate and other consumer loans; (2) 2023 Net Promoter Score for 55 financial services companies - Medallia, Inc.

38

Personal Banking Private Wealth Management Customer Assets Wealth Management Non-Managed Personal Financial planning AUA Trust $13.0B 23% Discretionary investment management 20% Strategic wealth solutions for ultra-high net worth Managed Assets Other families 6% (AUM) Business succession and exit planning IRAs Brokerage services 6% $3.2B Investment Non-Managed Personal Trust & Custody Advisory Assets (AUA) 42% Trust administration Charitable foundation planning and administration Personal custody services (1) Unique asset administration New Assets / Sales Fine art management Trust tax preparation Asset Management Direct private equity investment access millions $ Composition as of March 31, 2024. (1) Includes AUM and AUA. 39

Institutional Banking Fund Services & Institutional Custody Assets Under Administration Registered Funds & Alternative Investments $443B Provides services for 1,700 funds, including registered and alternative investment funds, PE funds, real estate and venture capital funds and $411B ETFs and more. $400B $383B Best Interval Fund Administrator (1) $379B Best Administrator – Technology (2) Best Administrator – GPs w/assets <$30B (3) Industry Leader in Client Service (4) Best Fund Accounting & Reporting Software (5) Best New Fund Services Project (6) Institutional Custody One of the nation’s leading providers of domestic and global custody, serving insurance companies, public & private corporations, nonprofits, municipalities, fund companies and endowments. Established in 1948. Best Custodian (7) (8) +345 Alternative Servicing Custody Net New Accounts YTD Fund Acct/Admin. Transfer Agency Custody AUA +30% YoY Note: Asset categories sum > total AUA due to shared client assets. (1) With Intelligence ’19, ’20, ‘22 & ‘23 Awards; (2) Hedgeweek US Awards ’20—’22; (3) PE Wire ’21 & ‘22; (4) Global Custodian Fund Admin Survey ’22; (5) Hedgeweek Emerging Managers 40 Awards ’23; (6) Global Custodian Leadership Awards ‘23; (7) HFM Services Awards ’21 & ’22; (8) Hedgeweek US Awards ‘23.

Institutional Banking
Corp/Specialty Trust & Capital Markets

UMB

Corporate Trust & Escrow Services

Provides trustee, paying agent and escrow services to municipal and corporate issuers.

#3 Paying Agent in U.S. [(1) (2)]

#3 Municipal Trustee in U.S. [(1) (2)]

$39B Assets Under Administration

Specialty Trust & Agency Solutions

Services for asset-backed securitizations, aviation and other transportation and real estate projects. Workout and successor trustee services on behalf of bondholders of defaulted transactions.

+58% Growth in new business YTD vs. 1Q '23

Winner – Turnaround Award – Divestiture of the Year [(3)]

Capital Markets Division

Capital solutions including fixed income sales, trading and underwriting for institutional, municipal and not-for-profit organizations.

Public Finance
March YTD Closed Deals



11
18
34
34
19
2020
2021
2022
2023
2024

Examples of recent deals:

$103,950,000	$482,610,000	$121,955,000
cmh	DALLAS Independent School District	MANSFIELD TEXAS
Citizens Memorial Hospital District	Dallas Independent School District	City of Mansfield, Tx
Hospital Revenue Bonds	Unlimited Tax School Building Bonds	Waste Water & Sewer System Rev Bonds General Obligation Bonds Certificates of Obligation
Series 2024	Series 2024	Series 2024
UMB as Sole Manager	UMB as Co-Manager	UMB as Co-Manager

Products and services offered through UMB Bank Capital Markets Division
NOT FDIC INSURED | MAY LOSE VALUE | NOT BANK GUARANTEED.

(1)Thomson Reuters municipal rankings, December '23; (2) Ranked by number of issues; (3) M&A Advisor – '22.

41

Institutional Banking
Investor Solutions & Healthcare Services

UMB

Investor Solutions

Our banking as a service (BaaS) solution includes deposit services for checking, saving, and investment accounts, including expanded FDIC insurance through our proprietary Sweep Program.

Sample BaaS Partnerships

access

Brex

Edelman Financial Engines

EMPOWER Personal Cash™

$52B

FDIC Sweep Assets Under Administration
~ 5.4 mm accounts

~84mm

Annual ACH Transactions

Healthcare Services

Provides a suite of tax-advantaged benefit accounts including Health Savings Accounts (HSAs), Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), and Commuter Benefit Accounts.

Investor's Business Daily BEST 2021 HSAs

Recognized for Investment Quality (1)

TOP 10

Top 10 HSA Custodians in the U.S. (2)

Named a Top HSA for Features & Investment Options (1)

1.5mm

HSA Account Holders

4.8mm

Benefit Cards

$4.1B

In HSA Assets & Deposits

(1) Investor's Business Daily '21; (3) #6 in total accounts & #8 in total assets as of December 31, 2023 - Devenir Research Year-end '23.

42

Payments Credit & Debit Card Products Card Purchase Volume & Interchange Trends 1Q ’24 Card Spend $4,558 $4,079 $4,020 $4,088 $4,009 $4.6B #24 24th in U.S. Credit Card Healthcare Debit Consumer Debit Inst. Cash Mgmt. Commercial Credit Consumer Credit Interchange Income Purchase Volume (1) Dollars in millions. (1) Rank in commercial, consumer and small business cards among top 50 U.S. issuers. Source: Nilson Report, December 2022. 43

Appendix Phoenix, AZ

Governance Our Board of Directors Robin Beery Janine Davidson K.C. Gallagher Greg Graves Mariner Kemper Gordon Lansford CC (Chair), RC CC, GC AC, RC Lead Independent Chairman of AC (Chair), CC Director, GC (Chair) the Board Tim Murphy Tammy Peterman Kris Robbins Josh Sosland Leroy Williams AC, CC GC, RC AC, RC (Chair) GC, RC CC, RC Advisory Directors Jim Rine Tom Wood CEO, UMB Bank, n.a. AC = Audit Committee; CC = Compensation Committee; GC = Governance Committee; RC = Risk Committee 45

Forward-Looking Statements This presentation contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, decreases in demand for office space caused by shifts in the work environment, and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC. 46

Additional Information Estimated Uninsured Deposit Analysis $ billions Estimated Uninsured Deposits (1) 25.3 Less: Affiliate Deposits (2) (2.0) Less: Collateralized Deposits (3) (5.4) Estimated uninsured deposits ex. items above (4) $17.9 Total Deposits (5) $36.9 Estimated total uninsured deposits as % of Total Deposits 68.4% Estimated uninsured deposits (ex. affiliate and collateralized) 48.6% as % of Total Deposits Our Peer Group ASB Associated Banc-Corp HWC Hancock Whitney Corporation BOKF BOK Financial Corporation ONB Old National Bancorp CADE Cadence Bank PNFP Pinnacle Financial Partners, Inc. COLB Columbia Banking System, Inc. PB Prosperity Bancshares, Inc. CBSH Commerce Bancshares, Inc. SNV Synovus Financial Corp. CFR Cullen/Frost Bankers, Inc. VLY Valley National Bancorp FNB F.N.B. Corporation WTFC Wintrust Financial Corporation FULT Fulton Financial (1) Estimated uninsured deposits reported on schedule RC-O in the 03/31/24 Call Report; (2) Accounts of wholly-owned subsidiaries of UMBFC; (3) Public funds or corporate trust deposits that 47 are collateralized; (4) Columns may not sum due to rounding differences; (5) Total deposits as of March 31, 2024.

Non-GAAP Reconciliations The following are non-GAAP measures used from time to time. To the extent a non-GAAP measure is used in this presentation, a reconciliation to such measure’s closest GAAP equivalent is provided below. UMB believes that these non-GAAP financial measures may be useful to investors because they adjust for items that management does not believe reflect the Company’s fundamental operating performance. • Tangible book value per share is defined as total shareholders’ equity, net of intangible assets, divided by total shares outstanding. • Net operating income is defined as GAAP net income, adjusted to exclude expenses related to acquisitions and severance, the FDIC special assessment, and the cumulative tax impact of these adjustments. • Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and the FDIC special assessment. • Tangible common equity ratio is total shareholders’ equity, net of intangible assets, divided by total assets, net of intangible assets. • Return on tangible common equity is calculated as net income divided by average tangible shareholders’ equity for the relevant period. • Operating return on tangible common equity is calculated as net operating income, divided by average tangible shareholders’ equity. Tangible Book Value As of Mar. 31, Dec. 31, Mar. 31, Dec. 31, 2024 2023 2023 2008 Total shareholders’ equity (GAAP) $ 3,152,816 $ 3,100,419 $ 2,814,659 $ 974,811 Less: Intangible assets Goodwill 207,385 207,385 207,385 104,924 Other intangibles, net 69,052 71,012 76,426 18,101 Total intangibles, net 276,437 278,397 283,811 123,025 Total tangible shareholders’ equity (Non-GAAP) $ 2,876,379 $ 2,822,022 $ 2,530,848 $ 851,786 Total shares outstanding 48,743,348 48,554,127 48,507,116 40,947,795 Ratio of total shareholders’ equity (book value) per share $ 64.68 $ 63.85 $ 58.03 $ 23.81 Ratio of total tangible shareholders’ equity $ 59.01 $ 58.12 $ 52.17 $ 20.80 (tangible book value) per share (Non-GAAP) Unaudited, dollars in thousands except per share data. 48

Non-GAAP Reconciliations Net Operating Income Three Months Ended Mar. 31, Dec. 31, Mar. 31, 2024 2023 2023 Net income (GAAP) $ 110,258 $ 70,923 $ 92,437 Adjustments: Acquisition expense 431 52 39 Severance expense 146 1,207 486 FDIC special assessment 13,000 52,840—Tax-impact of adjustments (1) (3,123) (12,984) (126) Total Non-GAAP adjustments (net of tax) 10,454 41,115 399 Net Operating Income (Non-GAAP) $ 120,712 $ 112,038 $ 92,836 Earnings per share—diluted (GAAP) $ 2.25 $ 1.45 $ 1.90 Acquisition expense 0.01 — Severance expense—0.02 0.01 FDIC special assessment 0.27 1.08—Tax-impact of adjustments (1) (0.06) (0.26) -Operating earnings per share—diluted (Non-GAAP) $ 2.47 $ 2.29 $ 1.91 • Net operating income is defined as GAAP net income, adjusted to exclude expenses related to acquisitions and severance, the FDIC special assessment in fourth quarter 2023 and first quarter 2024, and the cumulative tax impact of these adjustments. Unaudited, dollars in thousands except per share data. (1) Calculated using the company’s marginal tax rate of 23.0% for 2024 and 24.0% for 2023. 49

Non-GAAP Reconciliations Operating Pre-Tax, Pre-Provision Income Three Months Ended Mar. 31, Dec. 31, Mar. 31, 2024 2023 2023 Net interest income (GAAP) $ 239,434 $ 230,522 $ 241,696 Noninterest income (GAAP) 159,244 140,254 130,200 Noninterest expense (GAAP) 254,804 289,974 237,052 Adjustments to arrive at operating noninterest expense: Acquisition expense 431 52 39 Severance expense 146 1,207 486 FDIC special assessment 13,000 52,840—Total Non-GAAP adjustments 13,577 54,099 525 Operating noninterest expense (Non-GAAP) 241,227 235,875 236,527 Operating pre-tax, pre-provision income (Non-GAAP) $ 157,451 $ 134,901 $ 135,369 Net interest income EPS—diluted (GAAP) $ 4.89 $ 4.72 $ 4.96 Noninterest income (GAAP) 3.26 2.87 2.67 Noninterest expense (GAAP) 5.21 5.93 4.86 Acquisition expense 0.01 — Severance expense—0.02 0.01 FDIC special assessment 0.27 1.08 -Operating pre-tax, pre-provision EPS—diluted (Non-GAAP) $ 3.22 $ 2.76 $ 2.78 • Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, the FDIC special assessment. Unaudited, dollars in thousands except per share data. 50

Non-GAAP Reconciliations Tangible Common Equity Ratio As of Mar. 31, Dec. 31, Mar. 31, Dec. 31, 2024 2023 2023 2008 Total shareholders’ equity (GAAP) $ 3,152,816 $ 3,100,419 $ 2,814,659 $ 974,811 Less: Intangible assets Goodwill 207,385 207,385 207,385 104,924 Other intangibles, net 69,052 71,012 76,426 18,101 Total intangibles, net 276,437 278,397 283,811 123,025 Total tangible shareholders’ equity (Non-GAAP) $ 2,876,379 $ 2,822,022 $ 2,530,848 $ 851,786 Total assets (GAAP) $ 45,343,375 $ 44,011,674 $ 40,607,190 $ 10,976,596 Less: Intangible assets Goodwill 207,385 207,385 207,385 104,924 Other intangibles, net 69,052 71,012 76,426 18,101 Total intangibles, net 276,437 278,397 283,811 123,025 Total tangible assets (Non-GAAP) $ 45,066,938 $ 43,733,277 $ 40,323,379 $ 10,853,571 Total equity / total assets (GAAP) 6.95% 7.04% 6.93% 8.88% Tangible common equity / tangible assets (Non-GAAP) 6.38% 6.45% 6.28% 7.85% • Tangible common equity ratio is calculated as total shareholders’ equity, net of intangible assets, divided by total assets, net of intangible assets. Unaudited, dollars in thousands. 51

Non-GAAP Reconciliations Return on Tangible Common Equity Operating Return on Tangible Common Equity Three Months Ended Mar. 31, Dec. 31, Mar. 31, 2024 2023 2023 Average shareholders’ equity (GAAP) $ 3,143,518 $ 2,954,967 $ 2,724,435 Less: Average Intangible assets Average Goodwill 207,385 207,385 207,385 Average Other intangibles, net 70,316 72,322 77,575 Total average intangibles, net 277,701 279,707 284,960 Total avg. tangible shareholders’ equity (Non-GAAP) $ 2,865,817 $ 2,675,260 $ 2,439,475 Net Income (GAAP) $ 110,258 $ 70,923 $ 92,437 Net Operating Income (Non-GAAP) 120,712 112,038 92,836 Return on average equity (ROE) (GAAP) 14.11% 9.52% 13.76% Return on average tangible equity (Non-GAAP) 15.47% 10.52% 15.37% Operating return on avg. tangible equity (Non-GAAP) 16.94% 16.62% 15.43% • Return on tangible common equity is calculated as net income divided by the company’s average tangible shareholders’ equity for the relevant period. • Operating return on tangible common equity is calculated as net operating income, divided by the company’s average tangible shareholders’ equity. Unaudited, dollars in thousands. 52